ASSET PURCHASE AGREEMENT

among:

CORD PARTNERS, INC.

a Florida corporation

CORD BLOOD AMERICA, INC.,

a Florida corporation

and

CURESOURCE, INC.,

a South Carolina corporation

____________________________

Dated as of  August 20, 2007

___________________________

ASSET PURCHASE AGREEMENT

THIS ASSEST PURCHASE AGREEMENT is entered into as of August 20, 2007, by and among: CURESOURCE, INC., a South Carolina corporation (the “Seller”); CORD PARTNERS, INC., a Florida corporation (the “Purchaser”) and CORD BLOOD AMERICA, INC., a Florida corporation (the “Company”).  Capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, the Seller wishes to sell and transfer the Acquired Business to the Purchaser, and the Purchaser wishes to purchase and acquire the Acquired Business as it is currently conducted by the Seller, including the assumption of certain Liabilities relating to the Acquired Assets; and

WHEREAS, the Company has agreed to issue to Seller certain shares of Parent Common Stock (as hereinafter defined) as partial consideration for the transfer of the Acquired Business (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

AGREEMENT

1.

PURCHASE AND SALE OF ASSETS; RELATED TRANSACTIONS

1.1

Sale of Assets.

(a)

The Seller shall sell, assign, transfer, convey and deliver to the Purchaser, at the Closing (as defined below), good and valid title to the Acquired Assets, subject to the asserted liens, charges and encumbrances identified herein, on the terms and subject to the conditions set forth in this Agreement.  For purposes of this Agreement, “Acquired Assets” shall consist of:

(i)

341 umbilical cord blood samples as described in the database to be provided to the Purchaser (the “Acquired Inventory”);

(ii)

one (1) freezer, Model 742, ThermoFisher, for the storage of umbilical cord blood samples (the “Acquired Fixed Assets”);

(iii)

all rights of the Seller under and to the Acquired Business Contracts with each of the clients with respect to the Acquired Inventory;

(iv)

the Seller’s website, including without limitation, its domain name (www.curesource.net) and all software codes, licenses and documentation relating in any manner to the website; and

(v)

all intellectual property and associated goodwill, including but not limited to trademarks, copyrights, and trade secrets such as customer lists and business knowhow.

(vi)

copies of all Records.

(b)

Notwithstanding anything herein to the contrary, all the assets of the Seller not included in the Acquired Assets, (the “Excluded Assets”) shall not be sold or transferred hereunder, shall be excluded from the definition of Acquired Assets and shall remain the property of the Seller.  The Excluded Assets shall include, but are not limited to, the following:

(i)

All cash and accounts receivable arising prior to the Closing Date from the sale of goods or services;

(ii)

All revenues to be collected from 23 clients (Schedule 1) on payment plan for processing services.  Estimated remaining revenue to be billed is $11,477 as of May 5, 2007.

(c)

Notwithstanding anything herein to the contrary, all liabilities of the Seller not included in the Assumed Liabilites, (the “Excluded Liabilities”) shall not be transferred hereunder, shall be excluded from the definition of Assumed Liabilities and shall remain the liability of the Seller.  The Excluded Liabilities shall include, but are not limited to, the following:

(i)

All liabilities specifically set forth in the PharmaStem Agreement dated August 20, 2004 arising prior to the Closing Date.

1.2

CONSIDERATION.

(a)

The purchase price for the Assets is One Hundred Six Thousand Five Hundred Dollars ($106,500) (the “Purchase Price”). The Purchase Price shall be paid as follows:

(i)

One Hundred Six Thousand Five Hundred Dollars ($106,500) shall be paid at the Closing by wire transfer of immediately available funds to the account of the Seller;

(ii)

Purchaser will deliver to Seller within five days of Closing Date  shares of Parent Common Stock as will total a value of Ten Thousand Dollars ($10,000) on the Closing Date;

(b)

For purposes of this Agreement “Assumed Liabilities” shall mean only the following liabilities of the Seller:

(i)

the obligations of the Seller under the Acquired Business Contracts, but only to the extent such obligations (A) arise after the Closing Date, (B) do not arise from or relate to any Breach by the Seller of any provision of any of such Acquired Business Contracts prior to or as of the Closing Date, (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach of any Acquired Business Contracts, and (D) do not arise from the failure to obtain any required Consent from any third party, in connection with the assignment and transfer of such Acquired Business Contracts to the Purchaser pursuant to this Agreement; and

(ii)

All liabilities specifically set forth in the PharmaStem Agreement dated August 20, 2004 arising on or after the Closing Date, including any liability arising out of the failure to obtain the consent of PharmaStem to the transfer of assets as contemplated herein. However, Assumed Liabilties shall not include royalties due to PharmaStem prior to the Closing Date and any proceeds payable to PharmaStem for non-family use of samples as described in the PharmaStem Agreement.

(iii)

For purposes of this Agreement, all Liabilities not expressly included in the definition of Assumed Liabilities are referred to as “Excluded Liabilities.”

1.3

Sales Taxes.  The Seller shall bear and pay (100%) of any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale and transfer of the Acquired Assets to the Purchaser.  The parties hereto shall cooperate with each other and use commercially reasonable efforts to minimize any Taxes, charges, fees or expenses including but not limited to the transfer of all software by remote electronic transmission.

1.4

Closing.

(a)

The closing of the transactions contemplated by this Agreement (the “Closing”) shall be effective and shall take place on July 31, 2007, unless extended by mutual agreement of the parties hereto (the “Closing Date”), at 10:00 a.m. local time at the offices of Seller, Charleston, SC, or such other time and place that are mutually acceptable to the Seller and the Buyer.

(b)

At the Closing:

(i)

the Seller shall execute and deliver to the Purchaser a Bill of Sale, in the form of Exhibit B attached hereto;

(ii)

the Purchaser shall pay the Purchase Price; and

(iii)

the Purchaser shall execute and deliver to the Seller a general Assignment and Assumption Agreement substantially in the form of Exhibit C (the “Assignment and Assumption Agreement”).

(iv)

the Buyer and Seller shall execute and deliver a Trademark Assignment Agreement in the form of Exhibit D attached hereto (the “Trademark Assignment Agreement”); and

1.5

Post-Closing Transfers.  Following the Closing: (i) the Purchaser shall deliver the Parent Common Stock to the Seller within five (5) days, and (ii) the parties shall cooperate with each other to identify any assets that were not designated as part of the Acquired Assets at the Closing but which are necessary to conduct the Acquired Business as currently being conducted by the Seller (the “Nontransferred Assets”).  To the extent any Nontransferred Assets are identified and the Seller is legally and contractually permitted to transfer such assets, the Seller shall, at no cost to the Purchaser, promptly take all actions to transfer such Nontransferred Assets to the Purchaser.  In the event the Seller is required to obtain the consent or approval of any Person prior to the transfer of any Nontransferred Asset, then the Seller shall, at its own expense, use its commercially reasonable efforts to promptly obtain such approval or consent, and upon obtaining such approval or consent, shall promptly transfer such Nontransferred Asset to the Purchaser.  In the event the Seller is unable to obtain such approval or consent, then the Seller and the Purchaser shall discuss in good faith an appropriate resolution for the transfer of the economic benefit of such Nontransferred Asset to the Purchaser.

1.6 Post-Closing Funds.  If, following the Closing, the Seller receives any payment or proceeds with respect to any Acquired Asset sold hereunder, the Seller shall promptly remit the proceeds or payments to the Purchaser.  Similarly, if following the Closing, the Purchaser receives any payment or proceeds with respect to any Excluded Assets, the Purchaser will promptly remit the proceeds or payment to the Seller.

2.

REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller represents and warrants as of the date of this Agreement, to and for the benefit of the Purchaser Indemnitees that each of the following representations and warranties is true and correct, except as expressly set forth otherwise in the Disclosure Schedule of even date herewith:

2.1

Due Organization.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina.  The Seller is qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction where its business requires such qualification except where the failure to be so qualified, authorized, registered or licensed would not have a Material Adverse Effect on the Acquired Business.

2.2

Authority; Binding Nature of Agreements.  The Seller has the corporate power and authority to enter into and to perform its obligations under each of the Transaction Agreements; and the execution, delivery and performance by the Seller of the Transaction Agreements have been duly authorized by all necessary corporate action on the part of the Seller.  Each Transaction Agreement on the date hereof constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

2.3

Non-Contravention; Consents.  Purchaser acknowledges that Seller has not obtained the consent of PharmaStem to the transfer of certain of its assets and PharmaStem has a security interest in certain of Seller’s assets as described in the PharmaStem Agreement, a copy of which has been reviewed by Purchaser.  Except as described in the immediately preceding sentence, the execution and delivery of any of the Transaction Agreements by the Seller, nor the consummation or performance of any of the Transactions by the Seller, will directly or indirectly (with or without notice or lapse of time):

(a)

contravene, or result in a violation of, or give any Governmental Body or other Person the right, on the part of the Seller, to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller, or any of the Acquired Assets, is subject;

(b)

contravene or result in a violation of the certificate of incorporation or bylaws of the Seller;

(c)

contravene, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right, on the part of the Seller, to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is included in the Acquired Assets;

(d)

contravene, or result in a violation or breach of, or result in a default under, (i) any provision of any Acquired Business Contract, in any material respect or (ii) any other Contract of the Seller, solely to the extent such contravention, violation or breach could reasonably be expected to prevent, enjoin, alter or delay the transactions contemplated by any of the Transaction Agreements;

(e)

give any Person the right to (i) declare a default or exercise any remedy under any Acquired Business Contract, (ii) accelerate the maturity or performance of any Acquired Business Contract, or (iii) cancel, terminate or materially modify any Acquired Business Contract; or

(f)

result in the imposition or creation of any Encumbrance upon or with respect to any of the Acquired Assets.

Except as described above with respect to the PharmaStem Agreement, no filing with or notice to, or Consent from, any Person is or will be required in connection with the execution and delivery of any of the Transaction Agreements or the consummation or performance of any of the Transactions.  The favorable vote and approval by the stockholders of the Seller required in connection with the execution and delivery of the Transaction Agreements and the consummation or performance of any of the Transaction has been obtained.

2.4

Absence Of Changes.  Since June 30, 2007:

(a)

there has not been any change in, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Business or that adversely affects the Acquired Assets in any material respect;

(b)

there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Acquired Assets in any material respect;

(c)

the Seller has not sold or otherwise transferred, or leased, or licensed, any material portion of the assets used in the Acquired Business to any other Person; except for non-exclusive, non-transferable licenses to software granted in the Ordinary Course of Business and except for sales of inventory in the Ordinary Course of Business;

(d)

no material Contract related to, or necessary to the conduct of, the Acquired Business has been amended or terminated;

(e)

the Seller has not caused any of the Acquired Assets to become subject to any Encumbrances;

(f)

except as contemplated by the Transaction Agreements, the Seller has not entered into any transaction or taken any other action, in each case related to the Acquired Business outside the Ordinary Course of Business; and

(g)

the Seller has not agreed (in writing or otherwise) to take any of the actions referred to in clauses “(c)” through “(f)” above.

2.5

Title To Assets.

(a)

None of the Acquired Assets is subject to any Encumbrances (including tax-related Encumbrances), subject to the requirement of the Seller to obtain third-party Consents required for the assignment of the Acquired Business Contracts.  Purchaser acknowledges being advised of the right asserted by PharmaStem under the terms of the PharmaStem Agreement.  On the date hereof, the Seller will transfer to the Purchaser good and marketable title to all Acquired Assets, free and clear of any Encumbrances except for the rights asserted by PharmaStem under the terms of the PharmaStem Agreement.

(b)

As of the Closing Date, no Affiliate of the Seller owns, controls or has custody of any Acquired Asset.

(c)

Except as contemplated by the Transaction Agreements, neither the Seller nor any of its Affiliates has any agreement, absolute or contingent, written or oral, with any other Person to effect any Acquisition Transaction or to sell or otherwise transfer any of the Acquired Assets, except for non-exclusive, non-transferable licenses to software granted in the Ordinary Course of Business.

2.6

Affiliate Transactions.  No Affiliate of the Seller:  (a) has any direct or indirect interest of any nature in any of the Acquired Assets; (b) has entered into, or has any direct or indirect financial interest in, any Acquired Business Contract; (c) is competing with the Acquired Business; (d) has any claim or right against the Acquired Assets.  To the Knowledge of the Seller, no event has occurred, and no condition or circumstance exists, that could (with or without notice or lapse of time) give rise to or serve as a basis for any claim or right in favor of any Affiliate of the Seller against the Acquired Assets.

2.7

Inventory.  Schedule 1 provides an accurate and complete breakdown of all Acquired Inventory that is part of the Acquired Business as of the date of this Agreement.

2.8

Equipment, Etc.  Each Acquired Fixed Asset:  (i) is structurally sound, free of material defects and material deficiencies and in good condition and repair (ordinary wear and tear excepted); (ii) to Seller’s Knowledge, has been used by Seller in full compliance with, all applicable Legal Requirements; and (iii) is adequate and appropriate for the uses to which the Seller has put it.

2.9

Contracts.

(a)

 The Seller has delivered or made available to the Purchaser accurate and complete copies of all Acquired Business Contracts, including all amendments thereto.  Each Acquired Business Contract is valid and in full force and effect and is enforceable in accordance with its terms.

(b)

To the Knowledge of the Seller, since June 30, 2007, no Person has violated or breached, or declared or committed any default under, any Acquired Business Contract; and no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Acquired Business Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Business Contract, (C) give any Person the right to accelerate the maturity or performance of any Acquired Business Contract, or (D) give any Person the right to cancel, terminate or materially modify any Acquired Business Contract.  The Seller has not received any written notice or other written communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Acquired Business Contract and has not waived any material right under any Acquired Business Contract.

(c)

The Seller has not received any written notice or other written communication, or any other written information, or to the Knowledge of the Seller, any oral notice, communication or other information, in each case indicating that any party to any Acquired Business Contract is insolvent or unable to satisfy all of such Person’s current and future monetary obligations and other obligations and Liabilities thereunder.

(d)

The performance of the Acquired Business Contracts by the Seller has not resulted in any violation of or failure to comply with any Legal Requirement in any material respect.

(e)

No party to an Acquired Business Contract is currently renegotiating the terms of such Acquired Business Contract with the Seller, and no such party has the contractual right to renegotiate, any amount paid or payable to the Seller under any Acquired Business Contract.

(f)

As of the date of this Agreement, the Seller has no Knowledge of any express indication from any party to any Acquired Business Contract based upon which the Seller could reasonably be expected to conclude that such party may object to (i) the assignment to the Purchaser of any right under such Acquired Business Contract, or (ii) the delegation to or performance by the Purchaser of any obligation under such Acquired Business Contract.

2.10

Sufficiency of Acquired Assets.  The Acquired Assets, including the Acquired Business Contracts, constitute all the assets, properties, and rights necessary to carry on the Acquired Business as currently conducted by the Seller.

2.11

Compliance with Legal Requirements.  The Seller is in substantial compliance with each Legal Requirement that is applicable to it or to the conduct of the Acquired Business or the ownership or use of any of the Acquired Assets, except to the extent any such noncompliance could not reasonably be expected to (1) have a Material Adverse Effect on the Acquired Business or (2) result in an Assumed Liability.  No event has occurred, and no condition or circumstance exists, that could (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement, except to the extent any such noncompliance could not reasonably be expected to (1) have a Material Adverse Effect on the Acquired Business or (2) result in an Assumed Liability.  The Seller has not received any written notice or other written communication, or any other written information, or to the Knowledge of the Seller, any oral notice, communication or other information, at any time, from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.  To the Knowledge of the Seller, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have a Material Adverse Effect on the Acquired Business, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

2.12

Governmental Authorizations.  Each Governmental Authorization that is held by the Seller and is related to the conduct of the Acquired Business is valid and in full force and effect.  The Seller is and has at all times been in substantial compliance with all of the terms and requirements of each Governmental Authorization, except to the extent any such noncompliance could not reasonably be expected to (1) have a Material Adverse Effect on the Seller or (2) result in an Assumed Liability.  To the Knowledge of the Seller, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification in any material respect of any Governmental Authorization.  The Seller has not received any written notice or other written communication (from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization primarily related to the Acquired Business, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification in any material respect of any Governmental Authorization primarily related to the Acquired Business.  The Governmental Authorizations constitute all of the Governmental Authorizations necessary (i) to enable the Seller to conduct the Acquired Business in the manner in which such business is currently being conducted, and (ii) to permit the Seller to own and use the assets related to the Acquired Business in the manner in which they are currently owned or used.

2.13

Tax Matters.  To the extent the failure to do so would result in an Assumed Liability or would adversely impact the Acquired Assets or the Purchaser’s ownership of the Acquired Assets, the Seller (a) except for Federal Income Taxes for the calendar year 2006, has paid all Taxes it is required to pay to the appropriate Government Body and (b) has filed all Tax Returns it is required to file.  Upon receipt of the consideration set forth in Section 1.2(a)(i) herein, Seller shall use such funds to immediately pay the 2006 Federal Income Taxes in the amount of approximately $6,250 disclosed in paragraph 2.5(a) of the Disclosure Schedule.

2.14

Labor Matters.

(a)

Since April 16, 2007, the Seller has not engaged in any unfair labor practice of any nature with respect to the Acquired Business.  Since April 16, 2007, there has not been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Acquired Business.  To the Knowledge of the Seller, no officer, employee or consultant of the Seller is obligated under any Contract or subject to any Order or Legal Requirement that would interfere with the Acquired Business as currently conducted.  To Seller’s Knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Seller’s business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Seller’s business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officers, employees or consultants is now bound.

2.15

Performance Of Services.  There is no Proceeding pending or, to the Knowledge of the Seller, being threatened against the Seller relating to any services performed by the Seller in connection with the Acquired Business, and, to the Knowledge of the Seller, there is no reasonable basis for the assertion of any such claim.

2.16

Proceedings; Orders.  There is no pending Proceeding, and no Person has threatened in writing to commence any Proceeding against the Seller or any of its Affiliates: (i) that could reasonably be expected to result in a Material Adverse Effect on the Acquired Business; or (ii) that challenges, or that could have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.  To the Knowledge of the Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.  There is no Order to which the Seller, or any of the assets owned or used by the Seller in connection with the Acquired Business, is subject; and none of the Affiliates of the Seller is subject to any Order that relates to the Acquired Business or the Acquired Assets.

2.17

Compliance.   The Acquired Inventory was processed and stored in compliance with all applicable government regulations at the time of collection.

2.18

Bulk Transfer Laws.  Seller has satisfied all obligations pursuant to any bulk transfer law or similar legal requirement in connection with any of the Transactions.

3.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser represents and warrants, to and for the benefit of the Seller Indemnitees that each of the following representations and warranties is true and correct:

3.1

Due Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  The Purchaser is qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction where its business requires such qualification except where the failure to be so qualified, authorized, registered or licensed would not have a Material Adverse Effect on the Purchaser.

3.2

Authority; Binding Nature Of Agreements.  The Purchaser has the corporate power and authority to enter into and perform its obligations under each of the Transaction Agreements to which it is a party, and the execution and delivery and performance by the Purchaser of each Transaction Agreement to which it is a party has been duly authorized by all necessary corporate action on the part of the Purchaser.  Each Transaction Agreement to which it is a party on the date hereof constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvence, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors’ rights generally or to general principles of equity.

3.3

Governmental and Other Authorizations.  The execution, delivery and performance by the Purchaser of the Transaction Agreements, and the consummation by it of the transactions contemplated hereby and thereby, require no approval of any Governmental Authority on the part of Purchaser (“Purchaser Governmental Approvals”) or any material consent, waiver or approval of any other Person, other than a Governmental Entity, on the part of Purchaser (“Purchaser Approvals”), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the Purchaser.

3.4

Non-Contravention.  Neither the execution and delivery of any of the Transaction Agreements by the Purchaser, nor the consummation or performance of any of the Transactions by the Purchaser, will directly or indirectly (with or without notice or lapse of time):

(a)

contravene, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Purchaser is subject;

(b)

contravene or result in a violation of the certificate of incorporation or bylaws of the Purchaser;

(c)

contravene or result in a violation or breach of any Contract of the Purchaser, solely to the extent such contravention, violation or breach could reasonably be expected to prevent, enjoin, alter or delay the transactions contemplated by any of the Transaction Agreements; or

(d)

contravene, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is included in the Acquired Assets.

No filing with or notice to, or Consent from, any Person is or will be required in connection with the execution and delivery of any of the Transaction Agreements by the Purchaser or the consummation or performance of any of the Transactions by the Purchaser.

3.5

Litigation; Compliance with Legal Requirements.  There is no pending Proceeding, and no Person has threatened in writing to commence any Proceeding against the Purchaser or any of its Affiliates that challenges, or that could have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.  No event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any Proceeding that seeks to prevent, enjoin, alter or delay the transactions contemplated by any of the Transaction Agreements.

4.

OTHER AGREEMENTS.

4.1

Noncompetition.   The Seller agrees that, in consideration of the consummation of the Transactions by the Purchaser hereunder, it shall not and shall cause its Affiliates not to, at any time between the Closing Date and the third (3rd) anniversary of the Closing Date, directly or through any other Person, anywhere in the United States compete, directly or indirectly, or assist any other Person in competing, directly or indirectly, with the Purchaser or otherwise engage in any umbilical cord blood collection or storage business. The Seller will not, directly or through any other Person, take any action that is designed or intended or could reasonably be expected to have the effect of discouraging any current customer, supplier, lessor, licensor or other business associate of the Acquired Business from maintaining the same business relationship with the Acquired Business after the Closing Date as it maintained with the Acquired Business as of the Closing Date.  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 4.1 is invalid or unenforceable, the parties agree that the court making such determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

4.2

Public Announcements.  The Purchaser and the Seller will consult with each other as to the form, substance and timing of the initial press release or other initial public statement relating to this Agreement, or any of the Transactions, and no such initial statement will be made by one without the written consent of the other, which consent will not be unreasonably withheld or delayed; provided that each may make such disclosures as are necessary to comply with any Legal Requirement or the request of any Governmental Body after making good faith efforts under the circumstances to consult in advance with the other.  Notwithstanding the foregoing, the parties shall agree to a joint press release upon the execution of this Agreement.

4.3

Health Insurance Portability and Accountability Act.  From and after the Closing Date, Purchaser and Seller shall comply, where applicable, with the Health Insurance Portability and Accountability Act law and any rules and regulations adopted pursuant thereto putting the Purchaser in possession and control of all the Acquired Assets.

4.4

Further Actions.

(a)

From and after the Closing Date, the Seller shall cooperate with the Purchaser and the Purchaser’s Affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the Transactions and putting the Purchaser in possession and control of all of the Acquired Assets.

(b)

From and after the Closing Date, the Seller shall, and shall cause its Affiliates to, reasonably cooperate with the Purchaser in its efforts to continue and maintain for the benefit of the Purchaser those business relationships of Seller existing prior to the Closing Date and part of the Acquired Business, including relationships with lessors, licensors, customers, suppliers, providers, payers, vendors and others.  Except as permitted herein, (i) neither the Seller nor any of its Affiliates or its or their officers, employees or Representatives shall take any action after the Closing Date which could reasonably be expected to diminish the value of the Acquired Assets or interfere with the customers or operations of the Acquired Business, and (ii) neither the Seller nor any of its Affiliates will satisfy any of the Excluded Liabilities in a manner reasonably likely to be detrimental to such relationships, individually or as a whole.

(c)

The Seller and the Purchaser will cooperate in good faith in connection with the filing of Tax Returns, any audit or Proceeding with respect to Taxes and in connection with any other Proceeding in each case relating to the Acquired Assets or the Acquired Business, as and to the extent reasonably requested by the Purchaser or the Seller.  Such cooperation shall include (1) the retention and (upon a party’s request) the provision of records and information which are reasonably relevant to the preparation of Tax Returns or to any such Proceeding and (2) making relevant employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Seller and the Purchaser shall (1) retain all Records with respect to Tax matters pertinent to the Acquired Assets relating to any period beginning before the Closing Date until the expiration of all relevant statues of limitations (and, to the extent notified by the Seller or the Purchaser, any extensions thereof), and abide by all record retention agreements entered into with any Governmental Authority with respect to Taxes (with respect to agreements of another party, to the extent notified thereof) and (2) give the other parties to this Agreement reasonable written notice prior to transferring, destroying or discarding any such Records.

4.5

Confidentiality.  Each party and their respective Representatives will hold, and will cause its consultants and advisers to hold, in confidence all Confidential Information  furnished to it by or on behalf of the other party in connection with the transactions contemplated by this Agreement as follows:

(a)

Except as permitted by Section 4.5(b) below, each party agrees that it will not, without prior written consent of the other party, disclose or use for its own benefit any Confidential Information of the other party.

(b)

Notwithstanding the provisions of Section 4.5(a) above, each of the parties shall be permitted to:

(i)

Disclose Confidential Information of the other party to its officers, directors, employees, equity holders, lenders, counsel, accountants and other agents, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies under the Transaction Agreements, and such party shall take all such action as shall be necessary or desirable in order to ensure that each of such persons maintains the confidentiality of any Confidential Information that is so disclosed; and

(ii)

Disclose Confidential Information of the other party to the extent, but only to the extent, required by law; provided that prior to making any disclosure pursuant to this Section 4.5(b)(ii), the party required to make such disclosure (the “Disclosing Party”) shall notify the other party (the “Affected Party”) of the same, and the Affected Party shall have the right to participate with the Disclosing Party in determining the amount and type of Confidential Information of the Affected Party, if any, which must be disclosed in order to comply with applicable laws.

(c)

The Buyer and the Seller acknowledge and agree that each party would be irreparably damaged in the event that any of the provisions of Section 4.5 are not performed by the other in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each party shall be entitled to an injunction or injunctions to prevent a Breach of this Section 4.5 by the other and shall have the right to specifically enforce this Section 4.5 and the terms and provisions hereof against the other, in addition to any other remedy to which such party may be entitled at law or in equity.

4.6

Access to Records After the Closing.  Except as may be reasonably appropriate to ensure compliance with respect to any applicable Legal Requirements (including, without limitation, any applicable antitrust regulations), and subject to any confidentiality obligations or applicable privileges (including, without limitation, the attorney-client privilege), for a period of two years after the Closing Date, the Seller and its Representatives, on the one hand, and the Purchaser and its Representatives, on the other hand, shall have reasonable access, during normal business hours and at the expense of the party seeking access, to any reasonably available business records to the extent that such access may be reasonably required, in the case of the Seller in connection with matters relating to the operation of the Acquired Business prior to the Closing Date, and, in the case of the Purchaser, in connection with the Acquired Assets and Assumed Liabilities subsequent to the Closing Date; provided, however, that the requesting party shall only be entitled to such Records upon the execution of a customary confidentiality agreement.

4.7

Property Taxes. In the case of any real or personal property taxes or any similar taxes attributable to the Acquired Assets which Taxes are reported on a Tax Return covering a period commencing before the Closing Date and ending thereafter (a “Straddle Period Tax”), any such Straddle Period Taxes shall be prorated between the Seller and the Purchaser on a per diem basis.  The party required by law to pay any such Straddle Period Tax (the “Paying Party”) shall provide the other party (the “Non-Paying Party”) with a proof of payment and within 10 days of receipt of such proof of payment, the Non-Paying Party shall reimburse the Paying Party for its share of such Straddle Period Taxes.  The party required to file a Tax Return with respect to Straddle Period Taxes shall do so within the time period prescribed by law.

4.8

Transportation.  Purchaser will transport the Acquired Fixed Assets with the samples to a location designated by the Purchaser at the Purchaser’s sole expense.

4.9

Piggyback Registration Rights.  If at any time on or after the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company) other than a Registration Statement (A) filed in connection with any employee stock option or other benefit plan, (B) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (C) for an offering of debt that is convertible into equity securities of the Company or (D) for a dividend reinvestment plan, then the Company shall (E) give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable but in no event less than ten (10) business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (F) offer to the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such Holders may request in writing within ten (10) Business Days following receipt of such notice. The Company shall cause such Registrable Securities to be included in such registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a piggy-back registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.  Company shall not be required to register such securities except as provided herein.

4.10

Investment Representations.  Seller is acquiring the Parent Common Stock for Seller’s own account for investment only, and not with a view towards their distribution. Seller represents that by reason of its, or of its management’s, business or financial experience, Seller has the capacity to protect its own interests in connection with the transactions contemplated in the Transaction Agreements.  Further, Seller is aware of no publication of any advertisement in connection with the transactions contemplated in the Transaction Agreements. Seller represents that it is an accredited investor within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

4.11

Rule 144.  Seller acknowledges and agrees that the shares of Parent Common Stock issued as part of the Purchase Price are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and will bear a legend to this effect.  Seller has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things:  the availability of certain current public information about the Purchaser, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

4.12

Registerable Securities Representations.  The Company represents that the shares of Parent Common Stock to be issued as provided for herein, are duly authorized and, when issued and paid for in accordance with the applicable Transaction Agreements, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Agreements which shall not preclude Seller from dividending the shares of Parent Common Stock to the shareholders of Seller as part of a plan of liquidation and dissolution of Seller.

5.

INDEMNIFACATION.

5.1

Survival Of Representations, Warranties and Covenants.

(a)

The representations, warranties, covenants and obligations of each party shall survive for a period of two (2) years following the Closing Date.

(b)

In no event shall an indemnification claim under the provisions of Section 5.2 or 5.3 herein exceed the cash consideration paid herein.

(c)

For purposes of this Agreement, a “Claim Notice” relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the Seller a written notice stating that such Indemnitee believes that there is or has been a possible Breach of such representation or warranty and containing (i) a brief description of the circumstances supporting such Indemnitee’s belief that there is or has been such a possible Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such possible Breach.

(d)

For purposes of this Agreement, each statement or other item of information set forth in the attached schedule or in any update to the attached schedule shall be deemed to be a representation and warranty made by Seller in this Agreement.

5.2

Indemnification By The Seller.

(a)

The Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

(i)

any Breach of any representation or warranty made by the Seller in this Agreement

(ii)

any Breach of any representation, warranty, statement, information or provision contained in the attached schedule, or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives by or on behalf of the Seller or any Representative of the Seller;

(iii)

any Breach of any covenant or obligation of the Seller contained in any of the Transactional Agreements;

(iv)

any Liabilities of the Seller or of any Related Party;

(v)

any Liabilities to which the Purchaser or any of the other Indemnitees may become subject and that arise directly or indirectly from or relate directly or indirectly to (A) any services performed by or on behalf of the Seller, or (C) any failure to comply with any bulk transfer law or similar Legal Requirement in connection with any of the Transactions; or

(vi)

any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liabilities or matter of the type referred to in clause “(i),” “(ii),” “(iii),” “(iv),”  or “(v)” above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 5).

5.3

Indemnification By The Purchaser.

(a)

The Purchaser shall hold harmless and indemnify the Seller’s Indemnitees from and against, and shall compensate and reimburse the Seller’s Indemnitees for, any Damages that are directly or indirectly suffered or incurred by the Seller’s Indemnitees or to which the Seller’s Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

(i)

any Breach of any covenant, representation or warranty made by the Purchaser in this Agreement;

(ii)

any Liabilities of the Purchaser arising out of the ownership or operation of the Assets after the Closing Date other than any Liabilities of the Seller’s Indemnitees under this Agreement or any other document executed in connection with the Transactions; or

(iii)

any Proceeding relating directly or indirectly to any Breach,

alleged Breach, Liabilities or matter of the type referred to in clause “(i)” or “(ii)” above (including any Proceeding commenced by the Seller’s Indemnitees for the purpose of enforcing its rights under this Section 5.3) any failure on the part of the Purchaser to perform and discharge the Assumed Liabilities.

5.4

Defense Of Third Party Claims.

(a)

In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser, against any other Indemnitee or against any other Person) with respect to which the Seller, on one hand, and the Purchaser, on the other hand, may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 5, the Indemnitee shall have the right, at its election, to designate the Indemnitor to assume the defense of such claim or Proceeding at the sole expense of the Indemnitor.  If the Indemnitee so elects to designate the Indemnitor to assume the defense of any such claim or Proceeding:

(i)

the Indemnitor shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Indemnitee;

(ii)

the Indemnitee shall make available to the Indemnitor any non-privileged documents and materials in the possession of the Indemnitee that may be necessary to the defense of such claim or Proceeding;

(iii)

the Indemnitor shall keep the Indemnitee informed of all material developments and events relating to such claim or Proceeding;

(iv)

the Indemnitee shall have the right to participate in the defense of such claim or Proceeding;

(v)

the Indemnitor shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Indemnitee provided, however, that the Indemnitee shall not unreasonably withhold such consent; and

(vi)

the Indemnitee may at any time (notwithstanding the prior designation of the Indemnitor to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

(b)

If the Indemnitee does not elect to designate the Indemnitor to assume the defense of any such claim or Proceeding (or if, after initially designating the Indemnitor to assume such defense, the Indemnitee elects to assume such defense), the Indemnitee may proceed with the defense of such claim or Proceeding on its own.  If the Indemnitee so proceeds with the defense of any such claim or Proceeding on its own:

(i)

all reasonable expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Indemnitee) shall be borne and paid exclusively by the Indemnitor;

(ii)

the Indemnitor shall make available to the Indemnitee any documents and materials in the possession or control of either of the Indemnitor or any Affiliate of the Indemnitor that may be necessary to the defense of such claim or Proceeding;

(iii)

the Indemnitee shall keep the Indemnitor informed of all material developments and events relating to such claim or Proceeding; and

(iv)

the Indemnitee shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Indemnitor; provided, however, that the Indemnitor shall not unreasonably withhold such consent.

(c)

Notwithstanding anything in this Agreement to the contrary, if the Indemnitee determines in good faith that it is likely that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnitee may, regardless of whether or not the Indemnitee had previously elected to allow the Proceedings to be conducted pursuant to Section 5.4(a) or 5.4(b) above, at any time by notice to the Indemnitor assume the exclusive right to defend, compromise or settle such Proceeding without the consent of the Indemnitor.  If the Indemnitee proceeds without the consent of the Indemnitor, then any amount paid or remedy allowed by the Indemnitee will not be used as a measure of Damages against the Indemnitor in any claim for indemnification.

(d)

Notwithstanding anything contained herein, neither Seller nor its shareholders, officers, directors, representatives or any Affiliate of any of the foregoing shall have any obligation to indemnify Purchaser or any Indemnitee for any damage, cost or expense incurred with respect to any claim, action, suit or proceeding brought by PharmaStem against Purchaser or any Indemnitee arising out of or relating to an alleged breach of the PharmaStem Agreement arising after the Closing Date, and any obligation of Seller to indemnify Purchaser for any claim arising from an alleged breach of the PharmaStem Agreement prior to the Closing Date shall be limited to an aggregate amount of $100,000.

5.5

Exercise Of Remedies By Indemnitees Other Than Parties To This Agreement.  No Indemnitee (other than the parties to this Agreement or any successor thereto or permitted assignee thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the respective party to this Agreement entitled to indemnification (or any successor thereto or permitted assignee thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

5.6

Indemnification Claims

(a)

Delivery of Claim Notice. If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 5 of this Agreement, such Indemnitee is required to deliver a claim notice (a “Claim Notice”) to the Indemnifying Party.  Each Claim Notice shall state that such Indemnitee believes that there is or has been a breach of a representation, warranty or covenant contained in this Agreement or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under Section 5 of this Agreement, and contain a brief description of the circumstances supporting such Indemnitee’s belief that there is or has been such a Breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a good faith, non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the “Claimed Amount”).

(b)

Response Notice; Uncontested Claims.  Within 30 days after receipt by the Indemnifying Party of a Claim Notice, the Indemnifying Party may deliver to the Indemnitee who delivered the Claim Notice a written response (the “Response Notice”) in which the Indemnifying Party:  (i) agrees that the Indemnified Party is entitled to the full Claimed Amount; (ii) agrees that the Indemnified Party is entitled to part, but not all, of the Claimed Amount (the “Agreed Amount”); or (iii) indicates that the Indemnifying Party disputes the entire Claimed Amount.  Any part of the Claimed Amount that is not agreed to pursuant to the Response Notice shall be the “Contested Amount.”  If a Response Notice is not received by the Indemnified Party within such 30-day period, then the Indemnifying Party shall be conclusively deemed to have agreed that the Indemnified Party is entitled to the full Claimed Amount.  If the Indemnifying Party and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 30 days after the delivery of the Claim Notice (“Initial Resolution Period”), then the parties shall be entitled to resort to any legal remedy available to such party to resolve such dispute.

5.7

Exclusive Remedy.  After the Closing Date, the provisions of this Section 5 shall provide the sole and exclusive remedy of any party hereto for any Breach of this Agreement by the other party, and shall preclude the assertion of any other right or remedy by such party in connection therewith provided, however, that this Section 5.7 shall not preclude or otherwise limit the assertion of (i) any right or remedy for willful misconduct, including willful Breach, intentional misrepresentation or fraud by any Person, or (ii) any right or remedy for specific performance or other equitable relief, including specific performance of the covenants contained in Section 4.4 of this Agreement.

5.8

Survival.  The provisions of this Section 5 shall survive for a period of two (2) years following the Closing Date.

6.

MISCELLANEOUS PROVISIONS.

6.1

Further Assurances.  Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

6.2

Fees and Expenses.

(a)

Each party to this Agreement shall bear and pay all fees, costs and expenses (including all legal fees and expenses that have been incurred or that are in the future incurred by, on behalf of or for the benefit of such party in connection with:  (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by such party and its Representatives with respect to the Transactions; (iii) the negotiation, preparation and review of this Agreement, the other Transaction Agreements and all bills of sale, assignments, certificates and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and (v) the consummation and performance of the Transactions.

6.3

Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to the Seller:

CureSource, Inc.

1023 Wappoo Rd. 33-B

Charleston, SC 29407

Attention: Donald P. DeLuca, Jr.

Telephone No.: (877) 723-2247

Facsimile No.: (843) 723-2447

with a copy (which copy shall not constitute notice) to:

Eckert Seamans Cherin & Mellott, LLC

600 Grant St, 44th Fl.

Pittsburgh, PA 15219

Attn. C. Kent May

Telephone No.: (412) 566-6037

Facsimile No.: (412) 566-6099

if to the Purchaser or the Company:

Cord Partners, Inc.

9000 Sunset Boulevard

Suite 400

Los Angeles, California 90069

Attn: Matt Schissler

Telephone No.: (310) 432-4090

Facsimile No.: (888) 588-2673

With a copy (which copy shall not constitute notice) to:

Lisbeth Bosshart, Esq.

Shaub & Williams, LLP.

12121 Wilshire Boulevard, Suite 205

Los Angeles, California 90025

Telephone No.:  (310) 826-6678

Facsimile No.:  (310)  826-8042

6.4

Headings.  The bold headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.5

Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

6.6

Governing Law.

(a)

This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of South Carolina (without giving effect to principles of conflicts of laws).

6.7

Successors And Assigns; Parties In Interest.

(a)

This Agreement shall be binding upon:  the Seller and its successors and assigns (if any); and the Purchaser and its successors and assigns (if any).  This Agreement shall inure to the benefit of:  the Seller; the Purchaser; the other Indemnitees (subject to Section5.6); and the respective successors and assigns (if any) of the foregoing.

(b)

After the Closing, either party may freely assign any or all of its rights or delegate its obligations under this Agreement (including its indemnification rights under Section 5), in whole or in part, to any other Person without obtaining the consent or approval of any other Person.

(c)

Except for the provisions of Section 5 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any).  Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transaction Agreements, and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transaction Agreements.

6.8

Remedies Cumulative; Specific Performance.  Except as set forth in Section 5.7, (i) the rights and remedies of the parties hereto shall be cumulative and not alternative, and (ii) the parties hereto agree that: (a) in the event of any Breach or threatened Breach by any party hereto of any covenant, obligation or other provision set forth in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither such other party nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

6.9

Waiver.

(a)

No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)

No Person shall be deemed to have waived any condition or claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such condition, claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.10

Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

6.11

Severability.  In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

6.12

Entire Agreement.  The Transaction Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

6.13

Construction.

(a)

For purposes of this Agreement, including the Exhibits hereto, whenever the context requires:  the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)

The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)

As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)

Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

The parties to this Agreement have caused this Agreement to be executed and delivered as of August 20, 2007.

Cord Partners, Inc. a Florida corporation
By:
Name:
Title:

Cord Blood America, Inc. a Florida corporation
By:
Name:
Title:

CureSource, Inc. a South Carolina corporation
By:
Name:
Title:

Exhibit A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Acquired Assets” shall have the meaning set forth in Section 1.1 of this Agreement.

“Acquired Business” shall mean the business of collecting, testing, processing and preserving umbilical cord blood.

“Acquired Business Contracts” shall mean any Contract listed on Schedule 1.

“Acquired Fixed Assets” shall have the meaning set forth in Section 1.1(a)(ii) of this Agreement.

“Acquired Inventory” shall have the meaning set forth in Section 1.1(a)(i) of this Agreement.

“Acquisition Transaction” shall mean any transaction involving the sale or other disposition of the assets of the Seller related to, or necessary for the conduct of, the Acquired Business.

“Affiliate” shall mean with respect to any Person, any other Person controlling, controlled by or within common control with such Person.

“Agreement” shall mean the Asset Purchase Agreement to which this Exhibit A is attached, as it may be amended from time to time.

“Breach”  There shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation or other provision if there is or has been any material inaccuracy in or breach (including any inadvertent or innocent breach) of, or any material failure (including any inadvertent failure) to comply in any material respect with or perform, such representation, warranty, covenant, obligation or other provision.

“Business Day” shall mean a standard day for conducting business. Weekends and public holidays are excluded.

“Closing Date” shall mean August 20, 2007.

“Company” shall mean the parent company of Cord Partners, Inc., Cord Blood America, Inc.

“Confidential Information” shall mean all information concerning or related to the business, operations, financial condition or prospects of such party or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of such party and its Affiliates, in each case whether present or prospective, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of such party and its Affiliates, (iii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates and (iv) all information concerning or related to the transactions contemplated hereby; provided that the Confidential Information of a party shall not include (a) information which is or becomes generally known to the public through no act or omission of the other party and (b) information which has been or hereafter is lawfully obtained by the other party from a source other than the party to which such Confidential Information belongs (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party.

“Consent” shall mean any approval, consent, ratification, permission, waiver, authorization, filing, registration or notification (including any Governmental Authorization).

“Contract” shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

“Damages” shall include any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

“Disclosure Schedule” shall mean Disclosure Schedule to Asset Purchase Agreement Dated as of August 20, 2007 delivered by the Seller to the Purchaser.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, claim, preference, right of possession, encroachment, right of first refusal, preemptive right, community property interest, conditional and sales or other title retention device (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, provided, however, notwithstanding the foregoing, the following shall not be considered “Encumbrances” for purposes of this Agreement (i) liens for current Taxes not yet due and payable and statutory liens incurred in the Ordinary Course of Business for obligations not past due, and (ii) such imperfections of title and non-monetary encumbrances as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties.

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body, held by the Seller on the Closing Date.

“Governmental Body” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Indemnitees” shall mean the Seller Indemnitees and the Purchaser Indemnitees, as the case may be.

“Indemnitor” shall mean the Seller and the Purchaser, as the case may be.

“individually and in the aggregate” when used in this Agreement with respect to representations and warranties shall mean individually, in the case of a given representation or warranty, and in the aggregate, with respect to all representations or warranties contained in this Agreement without regard to any headings, sections or subsections.

 “Knowledge” With respect to the Seller, the Seller shall be deemed to have “Knowledge” of a particular fact or other matter if any of the following individuals is actually aware of such fact or other matter: Donald P. DeLuca, Sr. and Donald P. DeLuca, Jr.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Material Adverse Effect” An event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on the Acquired Business if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, condition, assets, liabilities, prospects, operations or financial performance of the Acquired Business, (ii) the ability of the Purchaser to use the Acquired Assets after the Closing, or (iii) the ability of the Seller to consummate the transactions contemplated by any of the Transaction Agreements.  An event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on the Purchaser if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by any of the Transaction Agreements.  Notwithstanding the foregoing, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Acquired Business or the Purchaser: (i) any change resulting from compliance with the terms and conditions of the Transaction Agreements; (ii) any customer dislocations that have resulted from the public announcement of the Transactions, unless the Purchaser can establish by the preponderance of the evidence that such dislocations have resulted from events or circumstances other than the public announcement of the Transactions, or (iv) any change or effect that results or arises from changes affecting the United States or general worldwide economic or capital market conditions.

“Order” shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

“Ordinary Course of Business”  An action taken by or on behalf of the Seller shall not be deemed to have been taken in the “Ordinary Course of Business” unless such action is recurring in nature, is consistent with the past practices of the Seller in the conduct of the Acquired Business and is taken in the ordinary course of the normal day-to-day operations of the Acquired Business.

“Person” shall mean any individual, Entity or Governmental Body.

“PharmaStem” shall mean PharmaStem Therapeutics, Inc.

“PharmaStem Agreement” shall mean the Patent License Agreement dated as of August 30, 2004 by and between PharmaStem and Seller.

“Proceeding” shall mean any claim, action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

 “Purchaser Indemnitees” shall mean the following Persons: (a) the Purchaser; (b) the Purchaser’s current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above.

 “Records” shall mean: all records, original documents, files and papers of the Seller or any of its Affiliates necessary for the conduct of the Acquired Business, whether in hard copy or electronic format, in the possession or control of the Seller or its Affiliates at the Closing Date related to customer or prospective customer files or lists, inventory records, copies of sales and sales promotional data, copies of advertising materials, customer lists, cost and pricing information, supplier lists and any other similar records.

“Registerable Securities” shall have the meaning set forth in Section 4.9 of this Agreement.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Securities Act” shall have the meaning set forth in Section 4.10 of this Agreement.

 “Seller Indemnitees” shall mean the following Persons:  (a) the Seller; (b) the Seller’s current and future Affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above.

“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

 “Transaction Agreements” shall mean: (a) this Agreement; (b) the Assignment and Assumption Agreement, (c)  the Bill of Sale, and (d) Trademark Assignment..

“Transactions” shall mean (a) the execution and delivery of the respective Transaction Agreements, and (b) all of the transactions contemplated by the respective Transaction Agreements, including: (i) the sale of the Acquired Assets by the Seller to the Purchaser in accordance with the Agreement; (ii) the assumption of the Assumed Liabilities by the Purchaser pursuant to the Assumption Agreement; and (iii) the performance by the Seller and the Purchaser of their respective obligations under the Transaction Agreements, and the exercise by the Seller and the Purchaser of their respective rights under the Transaction Agreements.

Exhibit B

BILL OF SALE

BILL OF SALE

THIS BILL OF SALE is made and entered into to be effective as of the 20th day of August, 2007, by CoreSource, Inc., a South Carolina corporation (“Seller”) in favor of Cord Partners, Inc., a Florida corporation (“Buyer”).

BACKGROUND

This Bill of Sale is made pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between Seller and Buyer, of even date herewith, to transfer certain Acquired Assets, as fully defined therein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller hereby acts and agrees as follows:

1.

Conveyance and Assignment. Seller hereby sells, conveys, transfers, assigns and delivers unto Buyer and its successors and assigns, the Acquired Assets, as described and defined in Section 1 of the Asset Purchase Agreement.  By the acceptance of the Acquired Assets, Buyer assumes all liabilities and obligations of Seller as set forth and limited in the Asset Purchase Agreement.  All right, title and interest of Seller in the Acquired Assets conveyed hereby are conveyed to Buyer.

2.

Power of Attorney.  Seller hereby constitutes and appoints Buyer as Seller’s true and lawful attorney, with full power of substitution, for it and in its name, place and stead, or otherwise, but on behalf of and for the benefit of Buyer, to demand and receive from time to time any and all of the Acquired Assets, hereby sold, assigned and conveyed, or intended so to be, and to get receipts and releases for and in respect of the same or any part thereof, and from time to time to institute and prosecute in the name of Seller or otherwise, but at the expense and for the benefit of Buyer, any and all proceedings at law, in equity or otherwise, that Buyer may deem proper in order to assert or enforce any claim, right or title, of any kind, in and to the property, assets, rights and privileges hereby assigned and conveyed, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, assets, rights and privileges, and generally to do all and any such acts and things in relation thereto as Buyer shall deem advisable.

3.

Further Assurances.  From time to time, as and when requested by Buyer, Seller shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to carry out the purposes of this Bill of Sale.

4.

Controlling Agreement.  It is contemplated that Seller may, at any time or from time to time, execute, acknowledge and deliver one or more separate instruments of assignment and conveyance relating to certain of the Acquired Assets.  No such separate instrument of assignment or conveyance shall limit the scope and effect of this Bill of Sale.

5.

Governing Law.  The validity of this Bill of Sale shall be governed by and construed in accordance with the laws of the State of South Carolina, without giving effect to the conflict of laws principles thereof.

6.

Successors and Assigns.  This Bill of Sale shall bind Seller and its successors and assigns and inure to the benefit of Buyer and its successors and assigns.

7.

Descriptive Headings.  The descriptive headings of the several paragraphs, subparagraphs and clauses of this Bill of Sale were inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale of the day and year first above written.

SELLER: CURESOURCE, INC., a South Carolina corporation By:___________________________ Name: Don DeLuca, Jr. Title: CEO

BUYER: CORD PARTNERS, INC., a Florida corporation By:_________________________ Name: Matthew Schlissler Title: President and Chief Executive Officer

Exhibit C

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption Agreement”) is made and entered into as of August 20, 2007, by and among Cord Partners, Inc., a Florida corporation (the “Buyer”) and CureSource, Inc., a South Carolina corporation (the “Seller”).

BACKGROUND

A.

Buyer and Seller are parties to that certain Asset Purchase Agreement dated as of July 1,  2007 (the “Agreement”), pursuant to which, among other things, Seller agreed to sell and assign the Acquired Assets to Buyer, and as part of the purchase price for the Acquired Assets, Buyer agreed to assume the Assumed Liabilities from the Seller.

B.

The parties hereto desire to execute this Assignment and Assumption Agreement to further evidence Buyer’s assumption of the Assumed Liabilities from the Seller.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

1.

Capitalized Terms.  Except as otherwise provided herein, all capitalized terms used and not defined herein (including the recitals hereto) shall have the respective meanings assigned to them in the Agreement.

2.

Assumption of Assumed Liabilities.  Buyer, for itself and its successors and assigns, hereby expressly succeeds to, is substituted for, and accepts, assumes and undertakes to pay, perform and discharge all of the Assumed Liabilities of the Seller.

3.

No Third Party Beneficiaries.  Nothing in this Assignment and Assumption Agreement, express or implied, is intended or shall be construed to confer upon or give to any person other than the Buyer, the Seller and their respective successors and assigns, any remedy or claim under or by reason of this Assignment and Assumption Agreement.

4.

Purchase Agreement.  This Assignment and Assumption Agreement does not amend or otherwise modify or limit any of the provisions of the Agreement, and in the event of any conflict between the terms of the Agreement and the terms hereof, the Agreement shall supersede and control this Assignment and Assumption Agreement in all respects.

5.

Miscellaneous.

(a)

Headings.  The section headings used herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Assignment and Assumption Agreement.

(b)

Governing Law.  This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina without regard to principles of conflicts of law.

(c)

Counterparts.  This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(d)

Amendments.  No amendment or modification of this Assignment and Assumption Agreement shall be effective unless it is set forth in writing and signed by each of the parties hereto.

(e)

Successors and Assigns.  This Assignment and Assumption Agreement is executed by, and shall be binding upon, the parties hereto and their respective successors and assigns for the uses and purposes above set forth and referred to, as of the date hereof.

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IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be duly executed and delivered as of the date first written above.

SELLER: CURESOURCE, INC., a South Carolina corporation By:___________________________ Name: Donald P. DeLuca, Jr. Title: CEO

BUYER: CORD PARTNERS, INC., a Florida corporation By:_________________________ Name: Matthew Schlissler Title: President and Chief Executive Officer .

Exhibit D

Trademark Assignment

TRADEMARK assignment AGREEMENT

WHEREAS, CureSource, Inc., a South Carolina corporation, having a place of business at 1023 Wappoo Rd. 33-B Charleston, SC  29407, (hereinafter “CureSource”), has adopted and used the trademarks and service marks listed in Schedule “A” attached hereto (hereinafter the “Marks”);

WHEREAS, certain of the Marks are registered in the United States Patent and Trademark Office;

WHEREAS, CureSource is owner of the United States Trademark and Service Mark Registrations set forth  in Schedule “A” hereto (hereinafter “Registrations”); and

WHEREAS, Cord Partners, Inc., a Florida corporation, having a place of business at  Los Angeles, CA (hereinafter “Cord Partners”), is desirous of acquiring said Marks and Registrations, together with the goodwill of the business associated therewith.

NOW, THEREFORE, for good and valuable consideration, the full receipt and sufficiency all of which are hereby acknowledged, and intending to be legally bound hereby:

1.

CureSource hereby assigns, transfers and conveys to Cord Partners, CureSource’s entire right, title and interest in and to said Marks and Registrations, together with the goodwill of CureSource’s business associated therewith;

2.

CureSource hereby assigns to Cord Partners all causes of action, claims and rights to damages or profits, due or accrued, arising out of past infringement of the Marks and Registrations, or injury to the goodwill associated with the Marks and Registrations, as well as the rights to sue for and recover the Marks and Registrations in Cord Partners’ own name; and

3.

CureSource represents and warrants that it will reasonably cooperate (i) in any actions necessary for Cord Partners to prosecute, renew or register its rights, title and interests in and to the Marks and Registrations, including United States and foreign registrations, at Cord Partners’ expense (except to the extent that CureSource is required to indemnify Cord Partners any of the above actions pursuant to the Asset Purchase Agreement dated August 20, 2007, to which CureSource and Cord Partners are parties (the “Purchase Agreement”)), and (ii) in any actions brought to enforce the rights accompanying this Assignment against third parties, at Cord Partners’ expense (except to the extent that CureSource is required to indemnify Cord Partners for any of the above actions pursuant to the Purchase Agreement).

4.

Upon information and belief, the Registrations listed on Schedule “A” hereto will expire on the dates listed under the heading entitled “Expiration Date.”

5.

Upon information and belief, CureSource has not discontinued the use, with an intention not to resume use, of the Marks listed in Schedule “A” hereto.

IN WITNESS WHEREOF, CureSource has caused this Trademark Assignment Agreement to be executed by its duly authorized representative on the date last set forth below.

SELLER: CURESOURCE, INC., a South Carolina corporation By:___________________________ Name: Donald P. DeLuca, Jr. Title: CEO

SCHEDULE A

TO

TRADEMARK ASSIGNMENT AGREEMENT

UNITED STATES TRADEMARK AND SERVICE MARK REGISTRATIONS

in the name of CureSource, Inc.

Mark	Registration No.	Registration Date	Int’l Classification	First Use
CureSource	2997889	Sept. 20, 2005	IC 044	Nov. 30, 2004

Schedule 1

Client	Balance Due

Arrants       $332.50

Baker       $285.00

Boudreaux      $855.00

Brogdon       $760.00

Cape       $665.00

Coulston      $190.00

Drori       $512.00

Evans       $760.00

Good       $285.00

Howe       $ 95.00

Lawandowski      $765.00

McKinney      $380.00

Moore       $855.00

Platis       $380.00

Pye       $190.00

Reardon       $570.00

Riley       $85.00

Shurter       $1,170.00

Tejeda       $475.00

Yim       $640.00

Youngblood $380.00 Zalesak $640.00 Zimmerman $475.00